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Exhibit 10.44

SECOND AMENDMENT

        THIS AGREEMENT made effective as of October 13, 2004 between Anika Therapeutics, Inc. ("ANIKA") and MedChem Products, Inc. ("MEDCHEM").

        WHEREAS, ANIKA and MEDCHEM are parties to that Sublease effective November 1, 2001 (the "SUBLEASE");

        WHEREAS, ANIKA and MEDCHEM entered into an Amendment of the SUBLEASE effective October 8, 2003 ("First Amendment");

        WHEREAS, ANIKA and MEDCHEM are desirous of further amending the SUBLEASE;

        NOW, THEREFORE, in consideration of the above premises, the parties agree to amend the SUBLEASE as follows:

  1.
  Section 1 is deleted in its entirety and replaced by the following;

  "1. Sublandlord hereby leases to Subtenant, and Subtenant hereby takes and leases from Sublandlord, the Subleased Premises for an initial term which commences on November 1, 2001 (the "Commencement Date") and ends on December 31, 2006. After the expiration of the initial term, this Sublease shall thereafter remain in effect until terminated by one party upon at least ninety (90) days prior written notice to the other party. The Subleased premises are to be delivered to Subtenant in their "as is" condition and the Subleased Premises shall be treated as delivered on the Commencement Date."

  2.
  Except as specifically set forth in this Second Amendment, all other terms, provisions and covenants of the SUBLEASE, as amended by the First Amendment, shall continue in full force and effect as originally set forth therein.

        IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Second Amendment.

Anika Therapeutics, Inc.		MedChem Products, Inc.
By:	/s/ WILLIAM J. KNIGHT	By:	/s/ DAN LAFEVER
Title:	CFO	Title:	President/Davol

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SECOND AMENDMENT